UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 S. Eastern Ave., Ste. 240

Henderson, NV 89052

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, the Board of Directors (the “Board”) of Spectrum Pharmaceuticals, Inc. (the “Company”) in consultation with the Compensation Committee of the Board, determined performance awards for its (i) Executive Vice President and Chief Operating Officer and (ii) Senior Vice President and Chief Commercial Officer. Such performance awards are as set forth in the table below and include (i) an increase to each above-referenced named executive officer’s base salary (effective December 1, 2013), (ii) a cash bonus to each of the above-referenced named executive officers for fiscal 2013, (iii) a special one-time performance-based recognition and retention grant of stock options (granted on December 3, 2013 (the “Grant Date”)) under the Company’s 2009 Stock Incentive Award Plan (the “Plan”), and (iv) a special one-time performance-based recognition and retention restricted stock award (awarded December 3, 2013 (the “Award Date”)) under the Plan.

Name and Office	Base Salary		Cash Bonus	Stock Options(3)	Restricted Stock Awards(4)
Ken Keller Executive Vice President and Chief Operating Officer	$550,000	(1)	$275,000	100,000	30,000
Joseph M. Turgeon Senior Vice President and Chief Commercial Officer	$450,000	(2)	$260,000	60,000	25,000

(1)	Increased from $525,000.
(2)	Increased from $425,000.
(3)	The stock options have an exercise price per share equal to the closing sales price of the Company’s common stock on December 2, 2013, or $9.62, and will vest 25% on the Grant Date and in three equal annual installments on the anniversary of the Grant Date thereafter.
(4)	The restricted stock awards will vest 25% on the Award Date and in three equal annual installments on the anniversary of the Award Date thereafter.

In determining compensation for the Company’s above-referenced named executive officers, the Board evaluated each named executive officer’s performance based primarily on individual contributions toward the advancement of the Company’s business objectives. In addition, the Board used broad-based third party surveys to obtain a general understanding of current compensation practices. The Board’s determination of individual performance awards took into account the recommendations of Dr. Rajesh Shrotriya, the Company’s CEO, with respect to the individual performance of the other named executive officers referenced above as to whether such named executive officers substantially achieved the stated objectives or overperformed or underperformed with respect to corporate objectives that were deemed to be important to the success of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2013

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer